[LETTERHEAD OF KPMG PEAT MARWICK LLP APPEARS HERE]

                                                                   EXHIBIT 23(c)





                         Independent Auditors' Consent
                         -----------------------------


The Board of Directors
Texas-New Mexico Power Company:

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

Our report refers to a change in the method of accounting for operating revenues in 1995.


/s/ KPMG PEAT MARWICK LLP


Fort Worth, Texas
December 11, 1998